                                                            SCE Funding LLC
                                                  Annual Summary of Monthly Certificates
                                                         Year Ending December 2004
                                                                Unaudited

                                                                                        Small
                                                            Residential               Commercial
                                                             Customers                 Customers             Total
                                                            -----------              -------------      --------------

Kilowatt hours of electricity billed                        27,706,100,973           4,817,804,613      32,523,905,586

FTA Charged per kilowatt hour (Jan. - Dec. 2004)                0.903(cent)             0.955(cent)             N/A

Billed FTA Charges                                            $250,186,092             $46,010,034        $296,196,126

Estimated FTA Payments                                        $248,935,161             $45,825,994        $294,761,155

Estimated Write-off                                             $1,250,931                $184,040          $1,434,971

Remittance Shortfall - increased payment                          $748,418                $123,813            $872,231
           to the Collection Account
Excess Remittance - reduced payment                                     $0                 $16,067             $16,067
           to the Collection Account
Net Write-off                                                   $1,999,349                $291,786          $2,291,135

FTA Payments estimated to have been                           $251,300,323             $46,297,524        $297,597,847
           received by the Servicer
Remittance Shortfall - increased payment                          $748,418                $123,813            $872,231
           to the Collection Account
Excess Remittance - reduced payment                                     $0                 $16,067             $16,067
           to the Collection Account
Aggregate Remittance to Collection Account                    $252,048,741             $46,405,270        $298,454,011